Exhibit 99.1

News Release

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analyst: Bob Drennan

Office: 704.382.4070

Analyst: Bill Currens

Office: 704.382.1603

May 3, 2013

Duke Energy reports first quarter earnings

•	First quarter 2013 adjusted diluted earnings per share (EPS) were $1.02, compared to $1.13 for the first quarter 2012

•	Reported diluted EPS for first quarter 2013 was $0.89, compared to $0.66 for the first quarter 2012

•	Company affirms its 2013 adjusted earnings guidance range of $4.20 to $4.45 per share

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2013 adjusted diluted EPS of $1.02, compared to $1.13 for first quarter 2012, and reported diluted EPS of $0.89, compared to $0.66 for the same period last year.

Adjusted EPS for the quarter reflects the addition of earnings from Progress Energy, favorable weather and revised customer rates for Duke Energy Carolinas. These drivers helped mitigate the impact of share dilution from the merger and less favorable results from the company’s Commercial Power and International Energy segments.

As expected, Commercial Power experienced lower results from the Midwest generation fleet primarily due to lower PJM capacity prices, while International Energy was negatively impacted by lower volumes and higher purchased power costs in Brazil due to a delay in the rainy season.

“Our first quarter earnings were consistent with our internal plan and we are affirming our 2013 earnings guidance range,” said Jim Rogers, Duke Energy chairman, president and CEO. “Our operational performance was strong, as highlighted by our 97.1 percent nuclear capacity factor, reflecting our continuing focus on optimizing the performance of our nuclear fleet.

“We’re 10 months into the merger with Progress Energy and we are pleased with the pace of our integration efforts. We are clearly on track to achieve our merger commitments, providing benefits for both customers and investors,” he added. “As we

Duke Energy Corporation | P.O. Box 1009 | Charlotte, NC 28201-1009

www.duke-energy.com

move forward, our focus will remain on safety and operational excellence as we pursue our near-term priorities, including successfully concluding regulated rate cases in North Carolina, South Carolina and Ohio. We also are finalizing our remaining major construction projects, providing increased diversity to our generation mix for decades to come.”

BUSINESS UNIT RESULTS

The discussion below of first-quarter 2013 financial results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 21 through 22 present a reconciliation of reported results to adjusted results.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized first-quarter 2013 adjusted segment income of $656 million, compared to $344 million in the first quarter 2012, an increase of $0.44 per share.

USFE&G’s increased results were primarily driven by the addition of Progress Energy’s regulated utility operations in the Carolinas and Florida (+$0.35 per share).

Other drivers, excluding the addition of Progress Energy, included:

•	Favorable weather (+$0.10 per share) compared to 2012

•	Increased pricing and riders principally related to the implementation of revised customer rates at Duke Energy Carolinas in February 2012 (+$0.03 per share)

•	Increased wholesale revenues including new contracts (+$0.02 per share)

These results were partially offset by a change in effective tax rate (-$0.02 per share) and a decrease in AFUDC equity (-$0.02 per share) primarily due to the completion of certain major capital projects.

International Energy

International Energy recognized first-quarter 2013 adjusted segment income of $97 million, compared to $142 million in the first quarter 2012, a decrease of $0.06 per share.

International Energy’s quarterly results decreased primarily due to lower volumes and higher purchased power costs in Brazil as a result of a delay in the rainy season (-$0.03 per share), lower volumes and pricing at National Methanol Corporation (-$0.01 per share) and unfavorable foreign exchange rates primarily in Brazil (-$0.01 per share).

Commercial Power

Commercial Power recognized first-quarter 2013 adjusted segment income of $6 million, compared to $30 million in the first quarter 2012, a decrease of $0.03 per share.

Commercial Power’s quarterly results decreased primarily due to lower results from the Midwest coal and gas generation fleets (-$0.05 per share) driven primarily by lower PJM capacity revenues. These results were partially offset by favorable margins at Duke Energy Retail (+$0.01 per share).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized first-quarter 2013 adjusted net expense of $43 million, compared to net expense of $10 million in the first quarter 2012, a difference of $0.05 per share. Other’s results were primarily due to the addition of interest expense on Progress Energy holding company’s corporate debt (-$0.04 per share) and increased Duke Energy holding company interest expense (-$0.02 per share).

Share Issuance

On July 2, 2012, Duke Energy issued approximately 258 million shares of common stock in connection with the closing of the merger with Progress Energy Inc. The issuance of these additional shares had a dilutive impact of $0.41 per share on the quarter-over-quarter adjusted diluted EPS results.

Earnings Conference Call for Investors

An earnings conference call for investors is scheduled for 10 a.m. ET Friday, May 3, to discuss Duke Energy’s financial performance for the first quarter 2013 as well as providing other business updates. The conference call will be hosted by Jim Rogers, chairman, president and chief executive officer, and Lynn Good, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-723-9523 in the United States or 719-325-4929 outside the United States. The confirmation code is 9459861. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, May 13, 2013, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 9459861. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for first quarter 2012 and first quarter 2013 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2013 EPS Impact	1Q2012 EPS Impact
First Quarter 2013
Costs to Achieve, Progress Energy Merger	$(55)	$21	$(0.05)
Economic Hedges (Mark-to-Market)	$(75)	$27	$(0.08)
First Quarter 2012
Edwardsport Charges	$(420)	$152		$(0.60)
Costs to Achieve, Progress Energy Merger	$(8)	$2		$(0.01)
Voluntary Opportunity Plan deferral	$99	$(39)		$0.13
Economic Hedges (Mark-to-Market)	$2	$(1)		—
Discontinued operations, net of tax	—	$2		$0.01

Total diluted EPS impact			$(0.13)	$(0.47)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	1Q2013 EPS	1Q2012 EPS
Diluted EPS, as reported	$0.89	$0.66
Adjustments to reported EPS:
Diluted EPS impact of special items, mark-to-market in Commercial Power and discontinued operations	$0.13	$0.47

Diluted EPS, adjusted	$1.02	$1.13

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. In addition, direct interest expense and income taxes are included in segment income and certain governance costs are allocated to each of the segments.

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company. In addition, Duke Energy’s management calculates the EPS impact of segment income drivers to facilitate an understanding of the impacts of each income driver on consolidated adjusted diluted EPS.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power, gas) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the

Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on Duke Energy’s consolidated effective tax rate, divided by the Duke Energy weighted-average diluted shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $100 billion in total assets. Its regulated utility operations serve approximately 7.1 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; the ability to recover eligible costs and earn an adequate return on investment through the regulatory process; the costs of retiring Duke Energy Florida’s Crystal River Unit 3 could prove to be more extensive than is currently identified, all costs associated with the retirement Crystal River Unit 3 asset, including replacement power may not be fully recoverable through the regulatory process; the ability to maintain relationships with customers, employees or suppliers post-merger; the ability to successfully integrate the Progress Energy businesses and realize cost savings and any other synergies expected from the merger; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the impact of compliance with material restrictions of conditions related to the Progress Energy merger imposed by regulators could exceed our expectations; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in the respective Duke Energy Registrants’ service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on each of the Duke Energy Registrants’ operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the ability to recover, in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; the impact on the Duke Energy Registrants’ facilities and business from a terrorist attack, cyber security threats and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including the Duke Energy Registrants’ ability to obtain financing on favorable terms, which can be affected by various factors, including the respective Duke Energy Registrants’ credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans and nuclear decommissioning trust funds; the level of creditworthiness of counterparties to Duke Energy Registrants’ transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for the respective Duke Energy Registrants’ business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy Registrants’ capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the subsidiaries ability to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

March 2013 YTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2012 YTD Reported Earnings Per Share, Diluted	$0.30	$0.32	$0.07	$(0.04)	$0.66

Costs to Achieve, Progress Merger	—	—	—	0.01	0.01
Edwardsport Charges	0.60	—	—	—	0.60
Voluntary Opportunity Plan Deferral	(0.13)	—	—	—	(0.13)
Economic Hedges (Mark-to-Market)	—	—	—	—	—
Discontinued Operations					(0.01)

2012 YTD Adjusted Earnings Per Share, Diluted	$0.77	$0.32	$0.07	$(0.03)	$1.13

Share Differential (a)	(0.28)	(0.12)	(0.03)	0.02	(0.41)

2012 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$0.49	$0.20	$0.04	$(0.01)	$0.72

Progress Energy Contribution	0.35	—	—	(0.04)	0.31

Weather	0.10	—	—	—	0.10

Pricing and Riders (b)	0.03	—	—	—	0.03

Latin America, including Foreign Exchange Rates (c)	—	(0.05)	—	—	(0.05)

National Methanol Company	—	(0.01)	—	—	(0.01)

Midwest Coal Generation (d)	—	—	(0.02)	—	(0.02)

Midwest Gas Generation (e)	—	—	(0.03)	—	(0.03)

Duke Energy Retail	—	—	0.01	—	0.01

Interest Expense	—	—	0.01	(0.02)	(0.01)

Change in effective income tax rate	(0.02)	—	—	—	(0.02)

Other (f)	(0.02)	—	—	0.01	(0.01)

2013 YTD Adjusted Earnings Per Share, Diluted	$0.93	$0.14	$0.01	$(0.06)	$1.02

Costs to Achieve, Progress Merger	—	—	—	(0.05)	(0.05)
Economic Hedges (Mark-to-Market)	—	—	(0.08)	—	(0.08)

2013 YTD Reported Earnings Per Share, Diluted	$0.93	$0.14	$(0.07)	$(0.11)	$0.89

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 446 million for the three months ended March 31, 2012, to 705 million for the three months ended March 31, 2013.
(b)	Primarily due to the timing of the implementation of revised customer rates in North and South Carolina as a result of the 2011 Duke Energy Carolinas rate case. The revised rates were in implemented in February 2012, resulting in only two months of increased rates in quarter ended March 31, 2012, compared to three months in quarter ended March 31, 2013.
(c)	Primarily driven by higher average purchased power costs and lower volumes due to a delay in the rainy season (-$0.03) and unfavorable foreign exchange rates (-$0.01) in Brazil.
(d)	Primarily due to lower capacity revenues received from PJM (-$0.03).
(e)	Primarily due to lower capacity revenue from PJM (-$0.03).
(f)	Amount for U.S. Franchised Electic & Gas is primarily due to a decrease in AFUDC-equity (-$0.02), and increases in depreciation and amortization expense (-$0.01) and general taxes (-$0.01), partially offset by higher wholesale revenue, including new contracts (+$0.02).

March 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
	March 31,
(In millions, except per-share amounts and where noted)	2013	2012
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.89	$0.65
Diluted	$0.89	$0.65
Income from discontinued operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$—	$0.01
Diluted	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.89	$0.66
Diluted	$0.89	$0.66
Dividends Declared Per Share (a)	$0.765	$0.75
Weighted-Average Shares Outstanding (a)
Basic	705	446
Diluted	705	446

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (b)	$656	$136
Commercial Power	(42)	31
International Energy	97	142

Total Reportable Segment Income	711	309
Other Net Expense	(77)	(16)
Income from Discontinued Operations, net of tax	—	2

Net Income Attributable to Duke Energy Corporation	$634	$295

CAPITALIZATION
Total Common Equity	50%	53%
Total Debt	50%	47%

Total Debt	$41,350	$20,550
Book Value Per Share (a)	$58.14	$51.29
Actual Shares Outstanding (a)	706	446

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,309	$795
Commercial Power	25	209
International Energy	12	15
Other	64	24

Total Capital and Investment Expenditures	$1,410	$1,043

(a)	Reflects the impact of the 1-for-3 reverse stock split on July 2, 2012.
(b)	Includes impairment and other charges of $268 million in the first quarter of 2012 related to the Edwardsport IGCC project (net of tax of $152 million).

March 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
	March 31,
(In millions, except where noted)	2013	2012
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$5,060	$2,668
Operating Expenses (a)	3,840	2,382
Gains on Sales of Other Assets, net	2	4

Operating Income (Loss)	1,222	290
Other Income and Expenses	61	62
Interest Expense	236	146

Income Before Income Taxes	1,047	206
Income Tax Expense (b)	391	70
Less: Income Attributable to Noncontrolling Interests	—	—

Segment Income	$656	$136

Depreciation and Amortization	$536	$368
Duke Energy Carolinas GWh sales	22,246	19,461
Duke Energy Progress GWh sales	14,701	13,168
Duke Energy Florida’s GWh sales	8,017	8,412
Duke Energy Ohio GWh sales	6,178	5,854
Duke Energy Indiana GWh sales	8,505	8,469
Net Proportional MW Capacity in Operation	49,641	27,471

COMMERCIAL POWER
Operating Revenues	$452	$580
Operating Expenses	533	530
Gains on Sales of Other Assets, net	—	—

Operating Income (Loss)	(81)	50
Other Income and Expenses	11	8
Interest Expense	15	19

Income Before Income Taxes	(85)	39
Income Tax Expense	(43)	8
Less: Income Attributable to Noncontrolling Interests	—	—

Segment Income	$(42)	$31

Depreciation and Amortization	$63	$56

Actual Coal-fired Plant Production, GWh	4,549	4,068
Actual Gas-fired Plant Production, GWh	3,897	4,583
Actual Renewable Plant Production, GWh	1,405	998

Actual Plant Production, GWh	9,851	9,649

Net Proportional MW Capacity in Operation	8,094	7,691

INTERNATIONAL ENERGY
Operating Revenues	$392	$402
Operating Expenses	263	245
Gains on Sales of Other Assets, net	—	—

Operating Income (Loss)	129	157
Other Income and Expenses	33	54
Interest Expense	21	16

Income Before Income Taxes	141	195
Income Tax Expense	42	49
Less: Income Attributable to Noncontrolling Interests	2	4

Segment Income	$97	$142

Depreciation and Amortization	$26	$24
Sales, GWh	4,756	5,074
Proportional MW Capacity in Operation	4,584	4,231

OTHER
Operating Revenues	$35	$15
Operating Expenses	90	16
(Losses) Gains on Sales of Other Assets, net	—	(1)

Operating Income (Loss)	(55)	(2)
Other Income and Expenses	11	5
Interest Expense	95	43

(Loss) Income Before Income Taxes	(139)	(40)
Income Tax (Benefit) Expense	(60)	(24)
Less: Income (Loss) Attributable to Noncontrolling Interests	(2)	—

Net Expense	$(77)	$(16)

Depreciation and Amortization	$35	$31

(a)	Includes pre-tax impairment and other charges of $420 million for the three months ended March 31, 2012, related to the Edwardsport IGCC project.
(b)	Includes a tax benefit of $152 million for the three months ended March 31, 2012, on the impairment and other charges related to the Edwardsport IGCC project.

DUKE ENERGY CORPORATION

Condensed Consolidated Statements Of Operations

(Unaudited)

	Three Months Ended
	March 31,
(in millions, except per-share amounts)	2013	2012
Operating Revenues
Regulated electric	$4,889	$2,501
Nonregulated electric, natural gas, and other	824	958
Regulated natural gas	185	171

Total operating revenues	5,898	3,630

Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,703	777
Fuel used in electric generation and purchased power - nonregulated	454	448
Cost of natural gas and coal sold	104	102
Operation, maintenance and other	1,421	746
Depreciation and amortization	660	479
Property and other taxes	343	184
Impairment charges	—	402

Total operating expenses	4,685	3,138

Gains on Sales of Other Assets and Other, net	2	3

Operating Income	1,215	495

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	36	45
Impairments on sales of unconsolidated affiliates	—	(5)
Other income and expenses, net	80	89

Total other income and expenses	116	129

Interest Expense	367	224

Income From Continuing Operations Before Income Taxes	964	400
Income Tax Expense from Continuing Operations	330	103

Income From Continuing Operations	634	297

Income From Discontinued Operations, net of tax	—	2

Net Income	634	299
Less: Net Income Attributable to Noncontrolling Interests	—	4

Net Income Attributable to Duke Energy Corporation	$634	$295

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.89	$0.65
Diluted	$0.89	$0.65
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$0.01
Diluted	$—	$0.01
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$0.89	$0.66
Diluted	$0.89	$0.66
Dividends declared per share	$0.765	$0.75
Weighted-average shares outstanding
Basic	705	446
Diluted	705	446

DUKE ENERGY CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in millions)	March 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$1,296	$1,424
Short-term investments	288	333
Receivables (net of allowance for doubtful accounts of $32 at March 31, 2013 and $34 at December 31, 2012)	1,503	1,516
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $42 at March 31, 2013 and $44 at December 31, 2012)	1,304	1,201
Inventory	3,096	3,223
Other	2,062	2,425

Total current assets	9,549	10,122

Investments and Other Assets
Investments in equity method unconsolidated affiliates	478	483
Nuclear decommissioning trust funds	4,536	4,242
Goodwill	16,371	16,365
Intangibles, net	356	372
Notes receivable	69	71
Restricted other assets of variable interest entities	54	62
Other	2,466	2,399

Total investments and other assets	24,330	23,994

Property, Plant and Equipment
Cost	99,605	98,833
Cost, variable interest entities	1,579	1,558
Accumulated depreciation and amortization	(32,501)	(31,969)
Generation facilities to be retired, net	130	136

Net property, plant and equipment	68,813	68,558

Regulatory Assets and Deferred Debits
Regulatory assets	10,778	11,004
Other	196	178

Total regulatory assets and deferred debits	10,974	11,182

Total Assets	$113,666	$113,856

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,985	$2,444
Notes payable and commercial paper	1,361	745
Non-recourse notes payable of variable interest entities	325	312
Taxes accrued	425	459
Interest accrued	478	448
Current maturities of long-term debt	3,323	3,110
Other	2,068	2,511

Total current liabilities	9,965	10,029

Long-term Debt	35,084	35,499

Non-recourse Long-term debt of Variable Interest Entities	1,255	852

Deferred Credits and Other Liabilities
Deferred income taxes	10,518	10,490
Investment tax credits	454	458
Accrued pension and other post-retirement benefit costs	2,380	2,520
Asset retirement obligations	5,229	5,169
Regulatory liabilities	5,555	5,584
Other	2,196	2,221

Total deferred credits and other liabilities	26,332	26,442

Commitments and Contingencies
Preferred Stock of Subsidiaries	—	93
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 706 million and 704 million shares outstanding at March 31, 2013 and December 31, 2012, respectively	1	1
Additional paid-in capital	39,263	39,279
Retained earnings	1,978	1,889
Accumulated other comprehensive loss	(289)	(306)

Total Duke Energy Corporation shareholders’ equity	40,953	40,863
Noncontrolling interests	77	78

Total equity	41,030	40,941

Total Liabilities and Equity	$113,666	$113,856

DUKE ENERGY CORPORATION

Condensed Consolidated Statements Of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$634	$299
Adjustments to reconcile net income to net cash provided by operating activities	457	573

Net cash provided by operating activities	1,091	872

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,465)	(1,180)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	246	(731)

Net decrease in cash and cash equivalents	(128)	(1,039)
Cash and cash equivalents at beginning of period	1,424	2,110

Cash and cash equivalents at end of period	$1,296	$1,071

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

March 2013

	Three Months Ended
	March 31
	2013	2012	% Inc.(Dec.)
GWH Sales
Residential	7,705	7,030	9.6%
General Service	6,526	6,391	2.1%
Industrial	4,811	4,879	(1.4%)
Other Energy Sales	74	72	1.7%

Total Regular Sales Billed	19,116	18,372	4.1%

Special Sales (1)	3,120	1,261	147.3%

Total Electric Sales	22,236	19,633	13.3%

Unbilled Sales	10	(172)	105.8%

Total Electric Sales - Duke Energy Carolinas	22,246	19,461	14.3%

Average Number of Customers
Residential	2,062,339	2,048,361	0.7%
General Service	337,515	335,650	0.6%
Industrial	6,650	6,833	(2.7%)
Other Energy Sales	14,350	14,303	0.3%

Total Regular Sales	2,420,854	2,405,147	0.7%

Special Sales	24	23	4.3%

Total Average Number of Customers - Duke Energy Carolinas	2,420,878	2,405,170	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,856	1,319	40.7%
Cooling Degree Days	—	32	(100.0%)

Variance from Normal
Heating Degree Days	5.8%	(24.9%)	n/a
Cooling Degree Days	(100.0%)	464.4%	n/a

(1)	First quarter 2013 includes 184 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings.

Duke Energy Progress

Quarterly Highlights

Supplemental Franchised Electric Information

March 2013

	Three Months Ended March 31
			%
	2013	2012	Inc.(Dec.)
GWH Sales
Residential	4,959	4,435	11.8%
General Service	3,482	3,449	1.0%
Industrial	2,444	2,429	0.6%
Other Energy Sales	30	30	1.1%

Total Regular Sales Billed	10,915	10,343	5.5%

Special Sales	3,751	2,958	26.8%

Total Electric Sales	14,666	13,301	10.3%

Unbilled Sales	35	(133)	(126.5%)

Total Consolidated Electric Sales - Duke Energy Progress	14,701	13,168	11.6%

Average Number of Customers
Residential	1,237,568	1,227,520	0.8%
General Service	220,208	218,266	0.9%
Industrial	4,396	4,457	(1.4%)

Other Energy Sales	1,812	1,872	(3.2%)

Total Regular Sales	1,463,984	1,452,115	0.8%

Special Sales	15	19	(21.1%)

Total Average Number of Customers - Duke Energy Progress	1,463,999	1,452,134	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,764	1,218	44.8%
Cooling Degree Days	6	59	(89.8%)

Variance from Normal
Heating Degree Days	4.7%	(28.6%)	n/a
Cooling Degree Days	(40.8%)	391.7%	n/a

Duke Energy Florida

Quarterly Highlights

Supplemental Franchised Electric Information

March 2013

	Three Months Ended March 31
	2013	2012	% Inc.(Dec.)

GWH Sales
Residential	3,744	3,705	1.1%
General Service	3,224	3,311	(2.6%)
Industrial	755	757	(0.3%)
Other Energy Sales	6	6	0.6%

Total Regular Sales Billed	7,729	7,779	(0.6%)

Special Sales	286	346	(17.6%)

Total Electric Sales	8,015	8,125	(1.4%)

Unbilled Sales	1	286	(99.5%)

Total Consolidated Electric Sales - Duke Energy Florida	8,016	8,411	-4.7%

Average Number of Customers
Residential	1,473,749	1,461,004	0.9%
General Service	188,344	186,635	0.9%
Industrial	2,361	2,397	(1.5%)

Other Energy Sales	1,568	1,548	1.3%

Total Regular Sales	1,666,022	1,651,584	0.9%

Special Sales	14	14	0.0%

Total Average Number of Customers - Duke Energy Florida	1,666,036	1,651,598	0.9%

Heating and Cooling Degree Days
Actual
Heating Degree Days	274	202	35.6%
Cooling Degree Days	201	325	(38.2%)

Variance from Normal
Heating Degree Days	(0.6%)	(26.7%)	n/a
Cooling Degree Days	(7.0%)	50.8%	n/a

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Electric Information

March 2013

	Three Months Ended
	March 31
			%
	2013	2012	Inc.(Dec.)

GWH Sales
Residential	2,498	2,247	11.2%
General Service	2,282	2,207	3.4%
Industrial	1,396	1,398	(0.1%)
Other Energy Sales	28	29	(3.4%)

Total Regular Electric Sales Billed	6,204	5,881	5.5%

Special Sales	120	52	130.8%

Total Electric Sales Billed	6,324	5,933	6.6%

Unbilled Sales	(146)	(79)	(84.8%)

Total Electric Sales - Duke Energy Ohio	6,178	5,854	5.5%

Average Number of Customers
Residential	737,283	736,116	0.2%
General Service	86,056	85,664	0.5%
Industrial	2,562	2,595	(1.3%)

Other Energy	2,924	2,879	1.6%

Total Regular Sales	828,825	827,254	0.2%

Special Sales	1	2	(50.0%)

Total Average Number Electric Customers - Duke Energy Ohio	828,826	827,256	0.2%

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,165	1,525	42.0%
Cooling Degree Days	—	29	(100.0%)

Variance from Normal
Heating Degree Days	4.5%	(27.3%)	n/a
Cooling Degree Days	(100.0%)	1350.0%	n/a

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Gas Information

March 2013

	Three Months Ended
	March 31
			%
	2013	2012	Inc.(Dec.)

MCF Sales
Residential	20,044,850	16,532,983	21.2%
General Service	11,648,545	9,594,616	21.4%
Industrial	2,407,491	1,953,064	23.3%
Other Energy Sales	6,154,498	6,131,351	0.4%

Total Gas Sales Billed - Duke Energy Ohio	40,255,384	34,212,014	17.7%

Unbilled Sales	(912,000)	(2,622,000)	65.2%

Total Gas Sales - Duke Energy Ohio	39,343,384	31,590,014	24.5%

Average Number of Customers
Residential	471,571	471,836	(0.1%)
General Service	45,001	45,225	(0.5%)
Industrial	1,688	1,716	(1.6%)

Other Energy	166	172	(3.5%)

Total Average Number Gas Customers - Duke Energy Ohio	518,426	518,949	(0.1%)

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,165	1,525	42.0%
Cooling Degree Days	—	29	(100.0%)

Variance from Normal
Heating Degree Days	4.5%	(27.3%)	n/a
Cooling Degree Days	-100.0%	1350.0%	n/a

Duke Energy Indiana

Quarterly Highlights

Supplemental Franchised Electric Information

March 2013

	Three Months Ended March 31
			%
	2013	2012	Inc.(Dec.)
GWH Sales
Residential	2,828	2,506	12.8%
General Service	2,031	1,960	3.6%
Industrial	2,519	2,556	(1.4%)
Other Energy Sales	13	14	(7.1%)

Total Regular Electric Sales Billed	7,391	7,036	5.0%

Special Sales	1,253	1,469	(14.7%)

Total Electric Sales Billed	8,644	8,505	1.6%

Unbilled Sales	(139)	(36)	(286.1%)

Total Electric Sales - Duke Energy Indiana	8,505	8,469	0.4%

Average Number of Customers
Residential	690,220	684,185	0.9%
General Service	100,109	99,993	0.1%
Industrial	2,721	2,737	(0.6%)

Other Energy	1,454	1,422	2.3%

Total Regular Sales	794,504	788,337	0.8%

Special Sales	7	11	(36.4%)

Total Average Number Electric Customers - Duke Energy Indiana	794,511	788,348	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,427	1,622	49.6%
Cooling Degree Days	—	38	(100.0%)

Variance from Normal
Heating Degree Days	8.4%	28.5%	n/a
Cooling Degree Days	(100.0%)	3700.0%	n/a

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$656	$—		$—		$—	$656

Commercial Power	6	—		(48	) B	(48)	(42)

International Energy	97	—		—		—	97

Total Reportable Segment Income	759	—		(48)		(48)	711

Other	(43)	(34	) A	—		(34)	(77)

Net Income (Loss) Attributable to Duke Energy Corporation	$716	$(34)		$(48)		$(82)	$634

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.02	$(0.05)		$(0.08)		$(0.13)	$0.89

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.02	$(0.05)		$(0.08)		$(0.13)	$0.89

A -	Net of $21 million tax benefit. $15 million recorded as an increase in Operating Revenues and $70 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Net of $27 million tax benefit. $68 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $7 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	705

Diluted	705

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Voluntary Opportunity Plan Deferral		Edwardsport Impairment		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$344	$—		$60	C	$(268	) E	$—		$—		$(208)	$136

Commercial Power	30	—		—		—		1	B	—		1	31

International Energy	142	—		—		—		—		—		—	142

Total Reportable Segment Income	516	—		60		(268)		1		—		(207)	309
Other	(10)	(6	) A	—		—		—		—		(6)	(16)

Total Reportable Segment Income and Other Net Expense	506	(6)		60		(268)		1		—		(213)	293

Discontinued Operations	—	—		—		—		—		2	D	2	2

Net Income (Loss) Attributable to Duke Energy Corporation	$506	$(6)		$60		$(268)		$1		$2		$(211)	$295

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.13	$(0.01)		$0.13		$(0.60)		$—		$0.01		$(0.47)	$0.66

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.13	$(0.01)		$0.13		$(0.60)		$—		$0.01		$(0.47)	$0.66

A -	Net of $2 million tax benefit. $7 million recorded in Operating Expenses and $1 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net $1 million tax expense. $3 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million revenue recorded in Operations, maintenance and other and $2 million expense recorded in Depreciation and Amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
E -	Net of $152 million tax benefit. $400 million recorded in Goodwill and other impairment charges and $20 million recorded within Operations, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	446

Diluted	446

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.